Exhibit 99

Frank Hughes and Dean Campbell Announce Their Intent to Retire from RFM Board of Directors

DALLAS--(BUSINESS WIRE)--November 13, 2008--RF Monolithics, Inc. (NASDAQ:RFMI) (“RFM” or the “Company”), a leader in delivering quality RF hardware solutions, today announced that two of its existing directors, Francis J. Hughes, Jr. and Dean C. Campbell, have informed the Board of Directors that they intend to retire no later than the end of their current terms and will not seek re-election to the board at RFM’s Annual Meeting of Shareholders, scheduled for January 21, 2009.

Mr. Hughes has served on the Company’s board since 1983. In addition to serving as a member of the board’s Nominations Committee and Compensation Committee, Mr. Hughes currently serves as Chairman of the Audit Committee. Mr. Campbell has served on RFM’s board since 1989. Mr. Campbell currently serves as Chairman of the Compensation Committee in addition to serving as a member of the Nominations Committee and Audit Committee. Messrs. Hughes and Campbell stated they would continue to serve the rest of their terms for so long as it is helpful to the Company to do so. Both Mr. Hughes and Mr. Campbell stated that the decision not to stand for re-election was not due to any disagreement with the Company’s operations, policies or practices.

“We would like to thank Frank and Dean for their tenure at RFM and express our gratitude to them for their many years of service. With their decisions not to seek re-election, we'll miss their counsel, advice and contributions, but wish them well. They both have ably and faithfully fulfilled the duties and responsibilities as board and committee members,” said Michael R. Bernique, Chairman of the Board of Directors.

RFM engaged the executive search consulting firm Spencer Stuart to advise it in the process of identifying highly qualified candidates for nomination as directors and recently announced the addition of two new directors that have joined the Board.

About RFM

RFM, headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications – from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RFM, please visit the Company’s website at www.RFM.com.

Forward-Looking Statements:

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the strategies, plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe”, “expect”, “plan”, “anticipate”, “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, future financial and operating results, and benefits of our acquisitions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the ability to integrate acquisitions and alliances as planned, successful transition to a fabless business model, the highly competitive market in which we operate, rapid changes in technologies that may displace products sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, and changes in our level of sales or profitability, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2007. We do not assume any obligation to update any information contained in this release.

CONTACT:
PR Financial Marketing, LLC
Jim Blackman, 713-256-0369
jim@prfmonline.com
or
RFM
Carol Bivings, 972-448-3767
Director, Investor Relations
bivings@rfm.com